UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026 (December 11, 2025)

STARK NOVUS FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 202-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Stark Novus Financial Inc. (the “Company”) files this Amendment No. 1 to Current Report on Form 8-K/A (“Amendment”) to amend the Current Report on Form 8-K the Company filed with the Securities and Exchange Commission on December 16, 2025 (the “Original Report”). The Original Report, among other things, disclosed the voting results of the Company’s 2025 Annual Meeting of Stockholders held on December 11, 2025 (the “2025 Annual Meeting”) and the approval of an amendment (the “Charter Amendment”) to Article XI of the Company’s Third Amended and Restated Certificate of Incorporation, dated March 13, 2024 (as subsequently amended on July 21, 2026, the “Certificate of Incorporation”), which contains certain restrictions on transfer or other disposition of shares of the Company’s stock designed to preserve certain tax benefits (the “NOL Protective Provisions”).

This Amendment amends the Original Report solely to correct the disclosure regarding the previously reported voting results with respect to the proposal to approve the Charter Amendment and to report that the Company has filed a Certificate of Correction (the “Certificate of Correction”) with the Delaware Secretary of State as described below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2025, following the 2025 Annual Meeting, the Company filed the Charter Amendment with the Delaware Secretary of State. As described below, the requisite vote was not obtained at the 2025 Annual Meeting to approve the Charter Amendment. On October 20, 2026, the Company filed the Certificate of Correction with the Delaware Secretary of State to the Charter Amendment to declare the Charter Amendment null and void ab initio. The Certificate of Incorporation therefore remains unchanged and in effect. In particular, (i) the restrictions included in the NOL Protective Provisions apply to all transactions involving any person or group of persons that is or as a result of such a transaction would beneficially own, directly or indirectly, 4.5% or more of all issued and outstanding capital stock of the Company and (ii) the expiration date of the NOL Protective Provisions is the date of the Company’s annual meeting of stockholders to be held during calendar year 2027.

A copy of the Certificate of Correction is filed as Exhibit 3.1 to this Amendment.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting, the Company’s stockholders voted on, among other matters, a proposal to approve the Charter Amendment. Reference is made to the Original Report for information regarding the vote to approve the Charter Amendment. Although approximately 91% of votes cast voted in favor of the Charter Amendment, it did not receive the vote of at least a majority of the outstanding stock entitled to vote thereon as required under the Delaware General Corporation Law and was therefore not approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Correction to the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Stark Novus Financial Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARK NOVUS FINANCIAL INC.

Date: October 22, 2026	/s/ Alexander Matina
Alexander Matina
Chief Executive Officer